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                                                                    EXHIBIT 23.4

                                    Consent
                                       of
                     Credit Suisse First Boston Corporation

We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of Algos Pharmaceutical Corporation as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Algos Pharmaceutical Corporation with and into a subsidiary of Endo Pharmaceuticals Inc. and (ii) references to our firm and such opinion in the Joint Proxy Statement/Prospectus under the captions "Summary--Fairness Opinion of Financial Advisor to Algos Stockholders"; and
"The Merger--Background of the Merger"; "--Algos' Reasons for the Merger; Recommendation of the Algos Board"; and "--Opinion of Algos' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ Steven L. Fisch
   _______________________________________
     Name:   Steven L. Fisch, M.D.
     Title:  Director


Dated:  June 8, 2000